SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2007

BOO KOO HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	000-50057	90-0294343
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4951 Airport Parkway, #660, Addison, Texas 75001
(Address of Principal Executive Offices)(Zip Code)

(972) 818-3862
Registrant’s Telephone Number

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On December 4, 2007, ORIX Venture Finance LLC (the “Agent”), Boo Koo Beverages, Inc. (the “Company”) and ORIX Finance Corp. (the “Lender”) entered into a Termination Agreement dated and effective as of December 4, 2007 (the “Termination Agreement”), pursuant to which the Agent, the Company and the Lender agreed to terminate (i) that certain Credit Agreement dated as of September 23, 2005 entered into by and among the Agent, the Company and the Lender (the “Credit Agreement”); (ii) all notes, including the Second Amended and Restated Revolving Note dated as of May 3, 2007; and (iii) all related collateral documents associated with the Credit Agreement and the notes.

In connection with the termination, the Lender waived all fees and expenses payable by the Company under the Credit Agreement, including a $50,000 termination fee. At the time of the termination, the Company did not have any borrowings outstanding under the Credit Agreement, nor did it foresee using the facility in the near term, as such both parties agreed to terminate the facility. The termination will save the Company ongoing monthly bank management and unused facility fees. The Company intends to seek a new credit facility at such time as it deems necessary in connection with the operation of its business.

The above description of the terms of the Termination Agreement is qualified in its entirety by the Termination Agreement, which is being filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Termination Agreement dated December 4, 2007 by and among ORIX Venture Finance LLC, Boo Koo Beverages, Inc. and ORIX Finance Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BOO KOO HOLDINGS, INC.

	By:	/s/ Stephen C. Ruffini
Name: Stephen C. Ruffini
Title: Chief Financial Officer

Date: December 7, 2007